UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 28, 2013

Global Telecom & Technology, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51211	20-2096338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8484 Westpark Drive
Suite 720
McLean, VA 22102
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 442-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.                      Unregistered Sales of Equity Securities.

On March 28, 2013, Global Telecom & Technology, Inc. (the “Company”) issued 2,219,617 shares of its common stock, par value $0.0001 per share (the “Common Stock”), in a transaction exempt from registration under the Securities Act of 1933, as amended.  The purchase price of the Common Stock in this private offering was $3.00 per share, representing a 15% discount to the average closing price of the Common Stock for the 30-day period preceding the closing of the offering.

The Common Stock was issued in a transaction exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act of 1933.  The Common Stock was offered in accordance with Rule 506 of Regulation D under the Securities Act of 1933, and the Common Stock was purchased only by persons who qualify as “accredited investors” under the Securities Act of 1933.

Among the purchasers of the Common Stock in the private offering were certain of the holders of promissory notes due 2013 issued by the Company, who agreed to accept payment for the principal amount of their notes and the accrued but unpaid interest thereon in the form of Common Stock.  Out of the $2,701,000 aggregate principal amount of the Company’s promissory notes due 2013 outstanding before this private offering, the holders of $2,616,000 in aggregate principal amount of the notes (approximately 97%) accepted Common Stock in the private offering in full satisfaction of their notes.  The Company issues an aggregate of 982,356 shares of Common Stock to these investors, in payment of the principal amount of their notes and accrued but unpaid interest in the aggregate amount of $331,066.   The remainder of the Common Stock issued in the private offering was paid for in cash.

The shares of Common Stock sold in the private offering are restricted securities under the Securities Act of 1933.  The Company entered into a Registration Rights Agreement with the purchasers of Common Stock in the private offering, pursuant to which the Company agreed to file with the Securities and Exchange Commission a registration statement related to the resale of such Common Stock by the investors.  A copy of the Registration Rights Agreement is attached as an exhibit to this Current Report on Form 8-K.

 Item 9.01                      Financial Statements and Exhibits.

(d)  Exhibits

10.1	Form of Registration Rights Agreement, dated as of March 28, 2013, by and among the Company and the investors named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2013	GLOBAL TELECOM & TECHNOLOGY, INC.

/s/ Chris McKee
Chris McKee
Secretary and General Counsel

Exhibits

10.1	Form of Registration Rights Agreement, dated as of March 28, 2013, by and among the Company and the investors named therein.